Exhibit n

INDEPENDENT AUDITORS' CONSENT



Merrill Lynch High Income Municipal Bond Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to this Registration Statement No. 333-39839 on Form N-2 of our report dated October 5, 1999 appearing in the annual report to shareholders of Merrill Lynch High Income Municipal Bond Fund, Inc. for the year ended August 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
November 23, 1999